As filed with the Securities and Exchange Commission on October 26, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CORONADO BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	20-5157386
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

24 New England Executive Park

Burlington, MA 01803

(Address of Principal Executive Offices) (Zip Code)

CORONADO BIOSCIENCES, INC. 2012 EMPLOYEE STOCK PURCHASE PLAN

CORONADO BIOSCIENCES, INC. 2007 INCENTIVE PLAN

(Full title of the plan)

Bobby W. Sandage, Jr., Ph.D.

Chief Executive Officer

24 New England Executive Park

Burlington, MA 01803

(Name and address of agent for service)

(781) 652-4500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.001 per share	200,000(3)	$5.43	$1,086,000	$148.13
Common Stock, par value $.001 per share	6,000,000(4)	$5.43	$32,580,000	$4,443.91
Total	6,200,000		$33,666,000	$4,592.04

(1)

In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement registers an indeterminate number of additional shares of common stock that may be issuable as a result of a stock split, stock dividend, or similar transaction involving the registrant’s common stock.

(2)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant’s common stock as reported on the NASDAQ Capital Market on October 24, 2012.

(3)

The registration statement registers the issuance of 200,000 shares of common stock which are issuable under the Coronado Biosciences, Inc. 2012 Employee Stock Purchase Plan. An aggregate of 200,000 shares are issuable under such plan.

(4)

The registration statement registers the issuance of 6,000,000 shares of common stock which are issuable under the Coronado Biosciences, Inc. 2007 Stock Incentive Plan. An aggregate of 6,000,000 shares are issuable under such plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Coronado Biosciences, Inc. 2012 Employee Stock Purchase Plan

The board of directors and stockholders of Coronado Biosciences, Inc. (the “Registrant” or “Coronado”) adopted the Coronado Biosciences, Inc. 2012 Employee Stock Purchase Plan (the “2012 Plan”) in December 2011 and August 2012, respectively. The 2012 Plan provides for the issuance of up to 200,000 shares of common stock, $.001 par value per shares (the “Shares”) to eligible employees, including the Registrant’s executive officers. The Registrant believes that the 2012 Plan will benefit the Registrant because providing employees of the Registrant with an opportunity to purchase Shares should prove helpful in attracting, retaining, and motivating valued employees. Shares to be purchased pursuant to the 2012 Plan are not determinable.

The following is a summary of the material provisions of the 2012 Plan and is qualified in its entirety by reference to the complete text of the 2012 Plan, a copy of which is incorporated herein by reference to Exhibit 10.1 to the registration statement of which this prospectus forms a part.

General Information

The 2012 Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, (the “Code”). There are 200,000 Shares reserved for issuance under the 2012 Plan. The purpose of the 2012 Plan is to attract, retain and motivate employees of the Registrant by permitting them to participate in the ownership of the Registrant.

Administration

The 2012 Plan is administered by the board of directors and/or by a committee of the board of director having such power as shall be specified by the board of directors. Generally, each offering of common stock under the 2012 Plan (an “Offering”) is for a period of approximately six (6) months duration (“Offering Period”) except the first period, (the “Initial Offering Period”), which commenced February 1, 2012 and will end on November 30, 2012 (together called, “Offering Periods”). The board of directors may adjust the Offering Dates and periods, subject to certain limitations. The 2012 Plan will continue until terminated by the board of directors or until all of the Shares reserved for issuance under the 2012 Plan have been issued.

Eligibility

Participation in the 2012 Plan is limited to eligible employees of the Registrant and any parent or subsidiary corporation of the Registrant designated by the board of directors for inclusion in the 2012 Plan (individually, a “Participating Company”) who authorize payroll deductions. Payroll deductions may not exceed 10% of compensation. No person who owns Shares or holds options to purchase, or who as a result of participation in the 2012 Plan would own Shares or hold options to purchase, 5% or more of the total combined voting power or value of all classes of stock of the Registrant is entitled to participate in the 2012 Plan. In addition, employees (1) who customarily work fewer than 20 hours per week or (2) who customarily work not more than five months in any calendar year are not eligible to participate. Once an employee becomes a participant in the 2012 Plan (a “Participant”), the employee will automatically participate in each successive Offering until such time as the employee either ceases to be an eligible employee, withdraws from the 2012 Plan or terminates employment.

Generally, Offerings will be six months in duration, except the Initial Offering Period, and will commence on December 1 and end on May 31 and then commence on June 1 and end on the next November 30.

Purchase of and Payment for Securities Offered

Except for the Initial Offering Period, each Offering Period shall consist of one (1) purchase period of approximately six (6) months duration (individually, a “Purchase Period”). On the last day of each Purchase Period (the “Purchase Date”), Shares are purchased based on accumulated payroll deductions. The purchase price per share at which the Shares are sold under the 2012 Plan generally will be 85% of the lesser of the fair market value of the Shares on the first day of the Offering or the Purchase Date.

The number of Shares a Participant purchases in each Offering is determined by dividing the total amount of payroll deductions withheld from the Participant’s compensation by the purchase price. Subject to certain limitations, during an Offering each Participant has a “Purchase Right” consisting of the right to purchase the lesser of (i) the whole number of Shares determined by dividing $25,000 by the fair market value of a Share on the first day of the Offering and (ii) 5,000 Shares (provided that with respect to the Initial Offering Period such 5,000 figure shall be 10,000). However, Participants may not purchase Shares under the 2012 Plan or any other employee stock purchase plan under Section 423 of the Code having a fair market value exceeding $25,000 (as determined for purposes of the Code as of the Offering Date for each Offering) in any calendar year in which such Participant’s Purchase Right with respect to such Offering remains outstanding. Any cash balance remaining in the Participant’s account is refunded to the Participant as soon as practicable after the Purchase Date. If the refund is less than the amount necessary to purchase a whole Share, the Registrant may maintain the cash in the Participant’s account and apply it toward the purchase of Shares in the subsequent Purchase Period or Offering.

A Participant may withdraw from an Offering at any time without affecting his or her eligibility to participate in future Offerings. In effect therefore, a Participant is given an option which he or she may or may not exercise at the end of a Purchase Period. However, once a Participant withdraws from an Offering, that Participant may not again participate in the same Offering.

In the event of a Transfer of Control of the Registrant (as defined in the 2012 Plan), the board of directors, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation or parent corporation thereof (the “Acquiring Corporation”) to assume the Registrant’s rights and obligations under the 2012 Plan. Purchase Rights which are neither assumed by the Acquiring Corporation nor exercised as of the Transfer of Control terminate as of the date of the Transfer of Control.

The board of directors may amend or terminate the 2012 Plan but may not affect Purchase Rights previously granted under the 2012 Plan or adversely affect the right of any Participant except as permitted by the 2012 Plan, as necessary to qualify the 2012 Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the Shares under applicable foreign, federal or state securities laws. The stockholders must approve any amendment changing the number of Shares reserved under the 2012 Plan or changing the definition of the employees (or class of employees) eligible for participation in the 2012 Plan or the definition of a corporation that may be designated by the board of directors as a Participating Company within 12 months of the adoption of such amendment. In addition, the stockholders must approve an amendment to the 2012 Plan if stockholder approval is necessary in order to comply with Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Federal Income Tax Consequences

The following summary is intended only as a general guide as to the U.S. federal income tax consequences under current law of participation in the 2012 Plan and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable. This summary assumes that the exercise of a Purchase Right under the 2012 Plan constitutes an exercise pursuant to an “employee stock purchase plan” under Section 423 of the Code.

Purchase Rights

Generally, there are no tax consequences to an employee of either becoming a Participant in the 2012 Plan or purchasing Shares under the 2012 Plan. The tax consequences of a disposition of Shares vary depending on the period such stock is held before its disposition. If a Participant disposes of Shares within two years of the Offering Date or within one year after the Purchase Date on which the Shares are acquired (a “disqualifying disposition”), the Participant recognizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the Shares on the Purchase Date (determined without regard to securities law restrictions) over the purchase price. Any additional gain or resulting loss recognized by the Participant from the disposition of the Shares is a capital gain or loss.

If the Participant disposes of Shares more than two years after the Offering Date or more than one year after the Purchase Date on which the Shares are acquired, or dies while holding Shares (whether or not within such periods) the Participant recognizes ordinary income in the year of disposition or death in an amount equal to the lesser of (1) the excess of the fair market value of the Shares on the date of disposition or death over the purchase price or (2) the excess of the fair market value of the Shares on the Offering Date over the purchase price. For this purpose, if the purchase price cannot be determined at the date of the option grant, then the purchase price is determined as though the option were exercised when granted. Any additional gain recognized by the Participant on the disposition of the Shares is a capital gain. If the fair market value of the Shares on the date of disposition is less than the purchase price (as so determined), there is no ordinary income and the loss recognized is a capital loss.

If the Participant disposes of the Shares in a disqualifying disposition, the Registrant is entitled to a deduction equal to the amount of ordinary income recognized by the Participant as a result, subject to the Section 162(m) Deduction Limit discussed below. In all other cases, no deduction is allowed the Registrant.

Section 162(m) Deduction Limit

Under Section 162(m) of the Code, the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four most highly compensated executive officers of a publicly-held corporation (the “Covered Employees”) is limited to no more than $1 million per year for fiscal years beginning on or after January 1, 1994 (the “Deduction Limit”). Income to a Covered Employee resulting from the disqualifying disposition of Shares acquired upon exercise of Purchase Rights under the 2012 Plan is subject to the Deduction Limit.

Adjustments Upon Changes in Capitalization and Other Events

In the event of changes in the Common Stock of the Registrant due to a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, or like change in the Registrant’s capitalization, or in the event of any merger (including a merger effected for the purpose of changing the Registrant’s domicile), sale or other reorganization, appropriate adjustments shall be made by the Registrant in the securities subject to purchase under a Purchase Right, the 2012 Plan’s Share reserve, the number of Shares subject to a Purchase Right, and in the purchase price per Share.

Restrictions on Resale of Stock

Employees who are executive officers or directors of the Registrant are subject to the reporting and “short swing” profits liability provisions of Section 16 of the Exchange Act. Such provisions may restrict resale of the Shares purchased under the 2012 Plan. In addition, shares so received by a person deemed an “affiliate” of the Registrant under the Securities Act must be registered for resale by such person unless such resale complies with the provisions of Rule 144 under the

Securities Act. Rule 405 under the Securities Act defines “affiliate” as “a person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with” the Registrant. The foregoing is not intended to be a complete statement of applicable law and employees should rely on their own legal counsel.

Other Information

Sections 401(a) and 401(k) of the Code and the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) are not applicable to the 2012 Plan.

Coronado Biosciences, Inc. 2007 Incentive Plan

The Registrant’s board of directors adopted and its stockholders approved the Coronado Biosciences, Inc. 2007 Stock Incentive Plan (the “2007 Plan”) in June 2007 and January 2008, respectively. As of September 30, 2012, 138,040 shares of common stock have been issued under the 2007 Plan pursuant to the exercise of options, 1,517,960 shares of common stock, net of cancellations, were issued as restricted stock awards under the 2007 Plan, 2,522,110 options to purchase shares of common stock, net of cancellations, were granted and options to purchase an aggregate of 2,384,070 shares of common stock were outstanding.

The purpose of the 2007 Plan is to provide the Registrant with the flexibility to use shares, cash, options or other awards based on the Registrant’s common stock as part of an overall compensation package to provide performance-based compensation to attract and retain qualified personnel. The Registrant believes that awards under the 2007 Plan may serve to broaden the equity participation of key employees and further link the long-term interests of management and stockholders. Awards under the 2007 Plan may include shares, cash, options, stock appreciation rights (“SARs”), or a similar right with a fixed or variable price related to the fair market value of the shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, options, stock appreciation rights, sales or bonuses of restricted stock, restricted stock units or dividend equivalent rights, and an award may consist of one such security or benefit, or two or more of them in any combination or alternative.

The following is a summary of the material provisions of the 2007 Plan and is qualified in its entirety by reference to the complete text of the 2007 Plan, a copy of which is incorporated herein by reference to Exhibit 10.2 to the registration statement of which this prospectus forms a part.

Administration

The 2007 Plan is administered by the Registrant’s board of directors or a committee designated by the board of directors. With respect to grants of awards to the Registrant’s officers or directors, the 2007 Plan is administered by the Registrant’s board of directors or a designated committee in a manner that permits such grants to be exempt from Section 16(b) of the Exchange Act. Grants of awards to covered employees as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, will be made only by a committee comprised solely of two or more directors eligible to serve on a committee making awards. The board of directors has the full authority to select recipients of the grants, determine the extent of the grants, establish additional terms, conditions, rules or procedures to accommodate rules or laws of applicable non-U.S. jurisdictions, adjust awards and to take any other action deemed appropriate; however, no action should be taken that is inconsistent with the terms of the 2007 Plan.

Available Shares

Subject to adjustment upon certain corporate transactions or events, a maximum of 6,000,000 shares of the Registrant’s common stock may be issued under the 2007 Plan. In addition, subject to adjustment upon certain corporate transactions or events, a participant in the 2007 Plan may not receive awards with respect to more than 1,000,000 shares of common stock in any year (and an additional 500,000 shares in connection with a grantee’s commencement of continuous service). Any Shares covered by an award which is forfeited, canceled or expires shall be deemed to have not been issued for purposes of determining the maximum aggregate number of shares which may be issued under the 2007 Plan, except that the maximum aggregate number of shares of common stock which may be issued pursuant to the exercise of incentive stock options shall not exceed 6,000,000. Shares of common stock that actually have been issued under the 2007 Plan pursuant to an award shall not be returned to the 2007 Plan and shall not become available for future issuance under the 2007 Plan. To the extent not prohibited by the listing requirements of any established stock exchange or national market system on which the Registrant’s common stock may be traded and any applicable law, any shares covered by an award which are surrendered (i) in payment of the award exercise or purchase price or (ii) in satisfaction of tax withholding obligations incident to the exercise of an award shall be deemed not to have been issued for purposes of determining the maximum number of shares which may be issued pursuant to all awards under the 2007 Plan, unless otherwise determined by the plan administrator.

Eligibility and Types of Awards

The 2007 Plan permits the Registrant to grant stock awards, including stock options to the Registrant’s employees, directors and consultants and the employees, directors and consultants of Paramount Biosciences, LLC and its affiliates. A stock option may be an incentive stock option, within the meaning of section 422 of the Code, or a nonstatutory stock option. However, only employees may be granted incentive stock options.

Stock Options

Incentive and nonstatutory stock options are granted pursuant to option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2007 Plan, provided that the exercise price of a stock option cannot be less than 100% of the fair market value of the Registrant’s common stock on the date of grant. Options granted under the 2007 Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of the stock options granted under the 2007 Plan, up to a maximum of 10 years, except in the case of certain incentive stock options, as described below. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s relationship with the Registrant, or any of the Registrant’s affiliates, ceases for any reason other than disability or death, the optionholder may exercise any options vested as of the date of termination but only during the post-termination exercise period designated in the optionholder’s stock option agreement. The plan administrator may determine such other portion of the optionholder’s unvested award that may be exercised during the post-termination exercise period. The optionholder’s stock option agreement may provide that upon the termination of the optionholder’s relationship with the Registrant, for cause, the optionholder’s right to exercise its options shall terminate concurrently with the termination of the relationship. If an optionholder’s service relationship with the Registrant, or any of its affiliates, ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or beneficiary may exercise any vested options for a period of 12 months. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws or such longer period as specified in the stock option agreement but in no event beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (a) cash or check, (b) surrender of a promissory note acceptable to the plan administrator (subject to minimum interest provisions set forth in the 2007 Plan) (c) a broker-assisted cashless exercise, (d) the tender of common stock previously owned by the optionholder, (e) a net exercise of the option, (f) past or future services rendered and (g) any other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Incentive stock options may be granted only to the Registrant’s employees. The aggregate fair market value, determined at the time of grant, of shares of the Registrant’s common stock with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under the 2007 Plan may not exceed $100,000. No incentive stock option may be granted to any employee who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the total combined voting power or that of any of the Registrant’s affiliates unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (b) the term of the incentive stock option does not exceed five years from the date of grant.

Corporate Transactions

Effective upon the consummation of a corporate transaction, all outstanding awards under the 2007 Plan shall terminate. However, all such awards shall not terminate to the extent they are assumed in connection with the corporation transaction.

The plan administrator shall have the authority, exercisable either in advance of any actual or anticipated corporate transaction or change in control or at the time of an actual corporate transaction or change in control and exercisable at the time of the grant of an award under the 2007 Plan or any time while an award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested awards under the 2007 Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such awards in connection with a corporate transaction of change in control, on such term and conditions as the plan administrator may specify. The plan administrator shall also have the authority to condition any such award vesting and exercisability or release from such limitations upon the subsequent termination of the continuous service of the holder of the award within a specified period following the effective date of the corporate transaction or change in control. The plan administrator may provide that any awards so vested or released from such limitations in connection with a change in control, shall remain fully exercisable until the expiration or sooner termination of the award. The Registrant’s executive officers’ employment agreements provide for acceleration of vesting under certain conditions.

Amendment and Termination

The Registrant’s board of directors may amend, suspend or terminate the 2007 Plan as it deems advisable, except that it may not amend the 2007 Plan in any way that would adversely affect a participant with respect to an award previously granted. In addition, the Registrant’s board of directors may not amend the 2007 Plan without stockholder approval if such approval is then required pursuant to Section 422 of the Code, the regulations promulgated thereunder or the rules of any stock exchange or similar regulatory body.

Stock Awards and Restricted Stock

A stock award consists of the transfer by the Registrant to a participant of shares of common stock. The consideration for the shares to be issued shall be determined by the plan administrator. Shares of common stock acquired pursuant to a stock award may, but need not be, subject to a share repurchase option in the Registrant’s favor in accordance with a vesting schedule to be determined by the plan administrator.

Restrictions on Resale of Stock

Employees who are executive officers or directors of the Registrant are subject to the reporting and “short swing” profits liability provisions of Section 16 of the Exchange Act. Such provisions may restrict resale of the Shares purchased under the 2007 Plan. In addition, shares so received by a person deemed an “affiliate” of the Registrant under the Securities Act must be registered for resale by such person unless such resale complies with the provisions of Rule 144 under the Securities Act. Rule 405 under the Securities Act defines “affiliate” as “a person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with” the Registrant. The foregoing is not intended to be a complete statement of applicable law and employees should rely on their own legal counsel.

Other Awards

In the case of other awards granted under the 2007 Plan, the administrator has the authority to determine the exercise or purchase price, if any.

Certain Federal Income Tax Consequences of the 2007 Plan

The following is a general summary of the federal income tax consequences under current U.S. tax law to the Registrant and to participants in the 2007 Plan who are individual citizens or residents of the United States for federal income tax purposes (“U.S. Participants”) of stock options, SARs, restricted stock, performance shares, performance units, restricted stock units, distribution equivalent rights and unrestricted stock. It does not purport to cover all of the special rules including special rules relating to limitations on the ability of the Registrant to deduct the amounts for federal income tax purposes of certain compensation, special rules relating to deferred compensation, golden parachutes, participants subject to Section 16(b) of the Exchange Act or the exercise of a stock option with previously-acquired shares of the Registrant’s common stock. For purposes of this summary it is assumed that U.S. Participants will hold their shares of the Registrant’s common stock received under the 2007 Plan as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address the non-U.S., state or local income or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the 2007 Plan, or shares of the Registrant’s common stock issued pursuant thereto. All participants are urged to consult with their own tax advisors concerning the tax consequences to them of an award under the 2007 Plan or shares of the Registrant’s common stock issued thereto pursuant to the 2007 Plan.

A U.S. Participant does not recognize taxable income upon the grant of a non-qualified stock option (“NQSO”) or an incentive stock option (“ISO”). Upon the exercise of a NQSO, the U.S. Participant recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of the Registrant’s common stock acquired on the date of exercise over the exercise price paid therefor under the NQSO, and the Registrant will generally be entitled to a deduction for such amount at that time. If the U.S. Participant later sells shares of the Registrant’s common stock acquired pursuant to the exercise of a NQSO, the U.S. Participant recognizes long-term or short-term capital gain or loss, depending on the period for which the shares were held. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain. Upon the exercise of an ISO, the U.S. Participant does not recognize taxable income. If the U.S. Participant disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the U.S. Participant, the U.S. Participant recognizes long-term capital gain or loss and the Registrant will not be entitled to a deduction. However, if the U.S. Participant disposes of such shares prior to the end of the required holding period, all or a portion of the gain is treated as ordinary income and the Registrant is generally entitled to deduct such amount. In addition to the tax consequences described above, a U.S. Participant may be subject to the alternative minimum tax, which is payable to the extent it exceeds the U.S. Participant’s regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares of the Registrant’s common stock over the exercise price paid therefor under the ISO is a preference item for alternative minimum taxable income determination purposes. In addition, the U.S. Participant’s basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes.

A U.S. Participant who receives a grant of restricted stock generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such shares of stock at the time the restriction lapses over any amount paid thereby for the shares. Alternatively, the U.S. Participant may elect to be taxed on the fair market value of such shares at the time of grant. The Registrant will generally be entitled to a deduction at the same time and in the same amount as the income required to be included by the U.S. Participant.

A U.S. Participant recognizes ordinary compensation income upon receipt of shares of the Registrant’s common stock under an unrestricted stock award equal to the excess, if any, of the fair market value of the shares over any amount paid thereby for the shares, and the Registrant will generally be entitled to deduct such amount at such time.

Items 2. Registration Information and Employee Plan Annual Information

Participants may obtain additional information about the 2012 Plan, the 2007 Plan and its administrators by directing inquiries in writing to Coronado Biosciences, Inc., Compensation Committee, 15 New England Executive Park, Burlington, MA 01803.

The documents containing the information specified in Item 1 will be sent or given to participants in the 2012 Plan and 2007 Plan as specified by Rule 428(b)(1) of the Securities Act. In addition, the documents incorporated by reference into Item 3 of Part II of this Registration Statement on Form S-8 will be sent to the participants in the 2012 Plan upon written or oral inquiry without charge. Requests should be directed by writing to Coronado Biosciences, Inc., Compensation Committee, 15 New England Executive Park, Burlington, MA 01803, or by telephone at (781) 238-6621. All of these documents are incorporated by reference in this Registration Statement on Form S-8 and, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act with respect to the 2012 Plan and 2007 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents of the Registrant, filed with the Securities and Exchange Commission (the “SEC” or “Commission”), are incorporated by reference into this Registration Statement, except as superseded, supplemented or modified by this prospectus:

a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Commission on March 29, 2012 and as amended on April 26, 2012;

b)	The Registrant’s Current Reports on Form 8-K filed with the Commission on April 25, 2012, May 15, 2012, May 25, 2012, June 26, 2012, August 8, 2012, August 20, 2012, August 29, 2012, September 25, 2012 and October 5, 2012; the Registrant’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2012 and June 30, 2012, and filed with the Commission on May 15, 2012 and August 8, 2012, respectively; and the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on July 13, 2012 (except to the extent such reports are furnished but not filed with the SEC); and

c)	The description of the Registrant’s common stock contained in “Item 11. Description of Registrant’s Securities to be Registered” in the Registrant’s Registration Statement on Form 10, filed with the Commission on July 15, 2011, including any amendment or report filed for the purpose of updating such description; and

d)	All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering of securities.

You should rely only on the information incorporated by reference or provided in this prospectus. The Registrant has not authorized anyone else to provide you with different information. The Registrant is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Amended and Restated Bylaws

Pursuant to the Registrant’s amended and restated bylaws, the Registrant’s directors and officers will be indemnified to the fullest extent allowed under the laws of the State of Delaware for their actions in their capacity as the Registrant’s directors and officers.

The Registrant must indemnify any person made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (“Proceeding”) by reason of the fact that he is or was a director, against judgments, penalties, fines, settlements and reasonable expenses (including attorney’s fees) (“Expenses”) actually and reasonably incurred by him in connection with such Proceeding if: (a) he conducted himself in good faith, and: (i) in the case of conduct in his own official capacity with us, he reasonably believed his conduct to be in the Registrant’s best interests, or (ii) in all other cases, he reasonably believes his conduct to be at least not opposed to the Registrant’s best interests; and (b) in the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful.

The Registrant must indemnify any person made a party to any Proceeding by or in the right of us, by reason of the fact that he is or was a director, against reasonable expenses actually incurred by him in connection with such proceeding if he conducted himself in good faith, and: (a) in the case of conduct in his official capacity with us, he reasonably believed his conduct to be in the Registrant’s best interests; or (b) in all other cases, he reasonably believed his conduct to be at least not opposed to the Registrant’s best interests; provided that no such indemnification may be made in respect of any proceeding in which such person shall have been adjudged to be liable to the Registrant.

No indemnification will be made by unless authorized in the specific case after a determination that indemnification of the director is permissible in the circumstances because he has met the applicable standard of conduct.

Reasonable expenses incurred by a director who is party to a proceeding may be paid or reimbursed by the Registrant in advance of the final disposition of such Proceeding in certain cases.

The Registrant has the power to purchase and maintain insurance on behalf of any person who is or was the Registrant’s director, officer, employee, or agent or is or was serving at the Registrant’s request as an officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the amended and restated bylaws.

Delaware Law

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of the Registrant’s directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws include such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Indemnification Agreements

As permitted by the Delaware General Corporation Law, the Registrant has entered, and intends to continue to enter, into separate indemnification agreements with each of the Registrant’s directors and executive officers, that require the Registrant to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of the Registrant or any of the Registrant’s affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the Registrant’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

At present, there is no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or preceding that may result in a claim for indemnification.

The Registrant has an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers or controlling persons, the Registrant has been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 10-12G (File No. 000-54463) initially filed on July 15, 2011)

5.1	Opinion of Loeb & Loeb LLP*

10.1	Coronado Biosciences, Inc. 2012 Employee Stock Purchase Plan (incorporated by reference to Annex A to the Registrant’s Proxy Statement on Schedule 14A filed on July 13, 2012)

10.2	Coronado Biosciences, Inc. 2007 Stock Incentive Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form 10-12G (File No. 000-54463) initially filed on July 15, 2011)

23.1	Consent of PricewaterhouseCoopers LLP*

23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature pages hereto)

*	Filed herewith

Item 9. Undertakings

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; and

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of Massachusetts, on the 26th day of October, 2012.

CORONADO BIOSCIENCES, INC.

By:	/s/ Bobby W. Sandage, Jr.
	Name:	Bobby W. Sandage, Jr., PhD.
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Bobby W. Sandage, Jr. and Dale Ritter as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Glenn L. Cooper	Executive Chairman of the Board of Directors	October 26, 2012
Glenn L. Cooper, M.D.

/s/ Bobby W. Sandage, Jr.	Chief Executive Officer, President and Director (principal executive officer)	October 26, 2012
Bobby W. Sandage, Jr., Ph.D.

/s/ Lucy Lu	Chief Financial Officer (principal financial officer)	October 26, 2012
Lucy Lu, M.D.

/s/ Dale Ritter	Senior Vice President, Finance, Chief Accounting Officer (principal accounting officer)	October 26, 2012
Dale Ritter

/s/ Eric K. Rowinsky	Vice Chairman of the Board of Directors	October 26, 2012
Eric K. Rowinsky, M.D.

/s/ David J. Barrett	Director	October 26, 2012
David J. Barrett

/s/ Jimmie Harvey, Jr.	Director	October 26, 2012
Jimmie Harvey, Jr., M.D.

/s/ J. Jay Lobell	Director	October 26, 2012
J. Jay Lobell

/s/ Michael W. Rogers	Director	October 26, 2012
Michael W. Rogers

/s/ Lindsay A. Rosenwald	Director	October 26, 2012
Lindsay A. Rosenwald, M.D.

/s/ Harlan F. Weisman	Director	October 26, 2012
Harlan F. Weisman, M.D.

Exhibit Index

Exhibit No.	Description

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 10-12G (File No. 000-54463) initially filed on July 15, 2011)

5.1	Opinion of Loeb & Loeb LLP*

10.1	Coronado Biosciences, Inc. 2012 Employee Stock Purchase Plan (incorporated by reference to Annex A to the Registrant’s Proxy Statement on Schedule 14A filed on July 13, 2012)

10.2	Coronado Biosciences, Inc. 2007 Stock Incentive Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form 10-12G (File No. 000-54463) initially filed on July 15, 2011)

23.1	Consent of PricewaterhouseCoopers LLP*

23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature pages hereto)

*	Filed herewith